Remitly Reports Third Quarter 2022 Results
Active customers up 49% year over year
Send volume up 44% year over year
Revenue up 40% year over year
Raising 2022 revenue outlook

SEATTLE, WA / November 2, 2022 / GlobeNewswire / - Remitly Global, Inc. (NASDAQ: RELY), a leading digital financial services provider for immigrants and their families in over 170 countries around the world, reported results for the third quarter ended September 30, 2022.

“Remitly’s approach over the last decade has been to deliver consistent, predictable, and strong results, which we did again in the third quarter,” said Matt Oppenheimer, co-founder and Chief Executive Officer, Remitly. “The foundation of this financial performance is the resilience of our global customers and our teams dedicated to serving them. The combination of repeat customers continuing to send regularly as well as efficiently adding a record number of new customers in the third quarter positions us well for long term growth and value creation, which is why we’re raising our 2022 revenue outlook.”

Third Quarter 2022 Highlights and Key Operating Data
(All comparisons relative to the third quarter of 2021)
•Active customers increased to 3.8 million, from 2.6 million, up 49%.
•Send volume increased to $7.5 billion, from $5.2 billion, up 44%.
•Revenue totaled $169.3 million, compared to $121.2 million, up 40%.
•Net loss was $33.1 million and Adjusted EBITDA was $(3.7) million.

2022 Financial Outlook
For fiscal year 2022, Remitly currently expects:
•Total revenue in the range of $635 million to $640 million, representing a growth rate of 38% to 40% year over year. This outlook reflects an increase from our prior outlook of $625 million to $630 million.
•Adjusted EBITDA in the range of $(35) million to $(30) million.

Reconciliation of GAAP to Non-GAAP Financial Measures:
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this earnings release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.” We have not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because we cannot, without unreasonable effort, calculate certain reconciling items with confidence due to the variability, complexity, and limited visibility of the adjusting items that would be excluded from forecasted Adjusted EBITDA. These items include but are not limited to income taxes and stock-based compensation expense, which are directly impacted by unpredictable fluctuations in the market price of our common stock.

Note: All percentage changes described within this press release are calculated using amounts in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), for which revenue and active customers are presented in thousands and send volume is presented in millions. Rounding differences may occur when individually calculating percentages or totals from rounded amounts included within the press release body as compared to the amounts included with the Company’s SEC filings.

Webcast Information
Remitly will host a webcast at 5:00 p.m. Eastern Time on Wednesday, November 2, 2022 to discuss its third quarter 2022 financial results. The live webcast and investor presentation will be accessible on Remitly’s website at https://ir.remitly.com/. A webcast replay will be available on our website at https://ir.remitly.com/ following the live event.

We have used, and intend to continue to use, the Investor Relations section of our website at https://ir.remitly.com as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.

Non-GAAP Financial Measures
Some of the financial information and data contained in this earnings release, such as Adjusted EBITDA and non-GAAP operating expenses, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”).
We regularly review our key business metrics and non-GAAP financial measures to evaluate our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. We believe that these key business metrics and non-GAAP financial measures provide meaningful supplemental information for management and investors in assessing our historical and future operating performance. Adjusted EBITDA and non-GAAP operating expenses are key output measures used by our management to evaluate our operating performance, inform future operating plans, and make strategic long-term decisions, including those relating to operating expenses and the allocation of internal resources. Remitly believes that the use of Adjusted EBITDA and non-GAAP operating expenses provides additional tools to assess operational performance and trends in, and in comparing Remitly’s financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. Remitly’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Remitly’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.

We calculate Adjusted EBITDA as net loss adjusted by (i) interest expense, net, (ii) provision for income taxes, (iii) noncash charge of depreciation and amortization, (iv) gains and losses from the remeasurement of foreign currency assets and liabilities into their functional currency, (v) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment, (vi) noncash stock-based compensation expense, net, and (vii) certain transaction and integration costs associated with acquisitions. We calculate non-GAAP operating expenses as our GAAP operating expenses adjusted by (i) noncash stock-based compensation expense, net, (ii) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment, as well as (iii) certain transaction and integration costs associated with acquisitions.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial position, including our fiscal year 2022 financial outlook, including forecasted fiscal year 2022 revenue and Adjusted EBITDA, anticipated future expenses and investments, expectations relating to certain of our key financial and operating metrics, our business strategy and plans, market growth, our market position and potential market opportunities, and our objectives for future operations. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including risks and uncertainties related to our ability to successfully execute our business and growth strategy, our ability to achieve and maintain future profitability, our ability to further penetrate our existing customer base and expand our customer base in existing and new corridors, our ability to expand into broader financial services, our ability to expand internationally, the effects of seasonal trends on our results of operations, our expectations concerning relationships with third parties, including strategic, banking, and disbursement partners, our ability to obtain, maintain, protect, and enhance our intellectual property and other proprietary rights, our ability to keep data and our technology platform secure, the success of any acquisitions or investments that we make, our ability to compete effectively, our ability to stay in compliance with applicable laws and regulations, our ability to buy foreign currency at generally advantageous rates, and the effects of changes to immigration laws, macroeconomic conditions, and geopolitical forces on our customers and business operations. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, our actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results are included in our quarterly report on Form 10-Q for the quarter ended September 30, 2022 to be filed with the SEC, and within our annual report on Form 10-K for the year ended December 31, 2021 filed with the SEC, which are or will be available on our website at https://ir.remitly.com and on the SEC’s website at www.sec.gov. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

About Remitly
Remitly is a leading digital financial services provider for immigrants and their families in over 170 countries around the world. Remitly helps immigrants send money home in a safe, reliable and transparent manner. Its digitally native, cross-border remittance app eliminates the long wait times, complexities and fees typical of traditional remittance processes. Building on its strong foundation, Remitly is expanding its suite of products to further its mission and transform financial services for immigrants all around the world. Founded in 2011, Remitly is headquartered in Seattle and has seven global offices, including London, Cork, Krakow, Singapore, Manila and Managua.

Contacts

Media:
Adam Cormier
adamc@remitly.com

Investor Relations:
Stephen Shulstein
stephens@remitly.com

REMITLY GLOBAL, INC.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2022	2021	2022	2021
Revenue	$169,259	$121,244	$462,528	$323,350
Costs and expenses
Transaction expenses(1)	69,872	47,560	186,961	135,175
Customer support and operations(1)	18,142	12,005	48,867	32,435
Marketing(1)	43,337	30,365	127,807	82,639
Technology and development(1)	36,178	18,123	95,836	44,965
General and administrative(1)	35,504	24,539	96,355	47,429
Depreciation and amortization	1,843	1,319	4,870	3,890
Total costs and expenses	204,876	133,911	560,696	346,533
Loss from operations	(35,617)	(12,667)	(98,168)	(23,183)
Interest income	1,400	82	1,875	92
Interest expense	(330)	(512)	(975)	(1,048)
Other income, net	1,765	396	4,121	3,044
Loss before provision for income taxes	(32,782)	(12,701)	(93,147)	(21,095)
Provision for income taxes	287	261	1,477	1,085
Net loss attributable to common stockholders	$(33,069)	$(12,962)	$(94,624)	$(22,180)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.20)	$(0.41)	$(0.57)	$(0.85)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	168,604,378	31,641,400	166,517,398	26,055,903

(1) Exclusive of depreciation and amortization, shown separately, above.

Stock-Based Compensation Expense, net:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Customer support and operations	$226	$40	$596	$77
Marketing	3,352	486	7,149	1,207
Technology and development	13,238	1,698	30,959	3,522
General and administrative	8,929	2,516	29,176	4,159
Total	$25,745	$4,740	$67,880	$8,965

REMITLY GLOBAL, INC.
Condensed Consolidated Balance Sheets
(unaudited)

	September 30,	December 31,
(in thousands)	2022	2021
Assets
Current assets
Cash and cash equivalents	$376,451	$403,262
Disbursement prefunding	155,536	119,627
Customer funds receivable, net	114,029	67,215
Prepaid expenses and other current assets	20,119	17,448
Total current assets	666,135	607,552
Restricted cash	81	51
Property and equipment, net	10,270	9,249
Operating lease right-of-use assets	9,420	5,302
Other noncurrent assets, net	4,431	3,510
Total assets	$690,337	$625,664
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,180	$1,210
Customer liabilities	104,861	70,483
Accrued expenses and other current liabilities	99,573	66,683
Operating lease liabilities	3,168	3,240
Total current liabilities	215,782	141,616
Operating lease liabilities, noncurrent	6,667	2,907
Other noncurrent liabilities	1,399	813
Total liabilities	$223,848	$145,336
Commitments and contingencies
Stockholders’ equity
Common stock	$17	$16
Additional paid-in capital	822,929	739,503
Accumulated other comprehensive (loss) income	(2,389)	253
Accumulated deficit	(354,068)	(259,444)
Total stockholders’ equity	466,489	480,328
Total liabilities and stockholders’ equity	$690,337	$625,664

REMITLY GLOBAL, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
(in thousands)	2022	2021
Cash flows from operating activities
Net loss	$(94,624)	$(22,180)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,870	3,890
Stock-based compensation expense, net	67,880	8,965
Donation of common stock	1,972	6,933
Other	268	360
Changes in operating assets and liabilities:
Disbursement prefunding	(35,909)	(7,212)
Customer funds receivable	(52,547)	(29,072)
Prepaid expenses and other assets	(3,355)	(9,491)
Operating lease right-of-use assets	2,743	2,023
Accounts payable	6,863	1,229
Customer liabilities	36,803	50,284
Accrued expenses and other liabilities	40,399	16,013
Operating lease liabilities	(3,152)	(2,317)
Net cash (used in) provided by operating activities	(27,789)	19,425
Cash flows from investing activities
Purchases of property and equipment	(2,197)	(1,347)
Capitalized internal-use software costs	(2,444)	(1,941)
Cash paid for acquisitions, net of cash and cash equivalents acquired	(375)	—
Net cash used in investing activities	(5,016)	(3,288)
Cash flows from financing activities
Proceeds from issuance of common stock upon initial public offering and private placements, net of underwriting discounts and commissions and other offering costs	—	307,094
Repayment of non-recourse promissory note	—	3,060
Proceeds from issuance of Series F convertible preferred stock, net of issuance costs	—	2,980
Proceeds from exercise of stock options	8,245	7,519
Payment of debt issuance costs	—	(988)
Repayments of revolving credit facility borrowings, net	—	(80,000)
Taxes paid related to net share settlement of equity awards	(55)	—
Net cash provided by financing activities	8,190	239,665
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(2,166)	(262)
Net (decrease) increase in cash, cash equivalents and restricted cash	(26,781)	255,540
Cash, cash equivalents, and restricted cash at beginning of period	403,313	188,075
Cash, cash equivalents, and restricted cash at end of period	$376,532	$443,615
Supplemental disclosure of cash flow information
Cash paid for interest	$690	$936
Cash paid for income taxes	1,397	303
Supplemental disclosure of noncash investing and financing activities
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$7,441	$2,532
Vesting of early exercised options	554	263
Noncash issuance of common stock in connection with Employee Stock Purchase Plan	3,516	—
Stock-based compensation expense capitalized to internal-use software	1,368	—
Initial public offering and debt issuance costs incurred but not yet paid	—	2,287
Conversion of redeemable convertible preferred stock to common stock in connection with initial public offering	—	390,687
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$376,451	$443,313
Restricted cash	81	302
Total cash, cash equivalents, and restricted cash	$376,532	$443,615

REMITLY GLOBAL, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation of net loss to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Net loss	$(33,069)	$(12,962)	$(94,624)	$(22,180)
Add:
Interest expense, net	(1,070)	430	(900)	956
Provision for income taxes	287	261	1,477	1,085
Depreciation and amortization	1,843	1,319	4,870	3,890
Foreign exchange gain	(1,815)	(396)	(4,171)	(3,044)
Donation of common stock	1,972	6,933	1,972	6,933
Stock-based compensation expense, net	25,745	4,740	67,880	8,965
Transaction costs(1)	2,385	—	2,385	—
Adjusted EBITDA	$(3,722)	$325	$(21,111)	$(3,395)

(1) Included in transaction costs above are approximately $0.5 million of expenses incurred in connection with the pending acquisition of Rewire (O.S.G) Research and Development Ltd. that were incurred in the three months ended June 30, 2022. We have determined it is not material to retrospectively reflect this amount in Adjusted EBITDA for prior periods; therefore we have included the full amount in the three months ended September 30, 2022, in order for year to date Adjusted EBITDA to appropriately reflect the full year impact of transaction costs in accordance with our non-GAAP policy, effective as of the third quarter of 2022.

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Customer support and operations	$18,142	$12,005	$48,867	$32,435
Excluding: Stock-based compensation expense, net	226	40	596	77
Non-GAAP customer support and operations	$17,916	$11,965	$48,271	$32,358

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Marketing	$43,337	$30,365	$127,807	$82,639
Excluding: Stock-based compensation expense, net	3,352	486	7,149	1,207
Non-GAAP marketing	$39,985	$29,879	$120,658	$81,432

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Technology and development	$36,178	$18,123	$95,836	$44,965
Excluding: Stock-based compensation expense, net	13,238	1,698	30,959	3,522
Non-GAAP technology and development	$22,940	$16,425	$64,877	$41,443

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
General and administrative	$35,504	$24,539	$96,355	$47,429
Excluding: Stock-based compensation expense, net	8,929	2,516	29,176	4,159
Excluding: Donation of common stock	1,972	6,933	1,972	6,933
Excluding: Transaction costs	2,385	—	2,385	—
Non-GAAP general and administrative	$22,218	$15,090	$62,822	$36,337